                                                                    EXHIBIT 3.23

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA

                           CERTIFICATE OF TRANSCRIPT

     I, the undersigned Secretary of State of the State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office of which it purports to be a copy, and that the same is a full, true and correct copy of:

     CERTIFICATE OF INCORPORATION

     AND

     ALL AMENDMENTS THERETO

     OF

     SLURRY EXPLOSIVE CORPORATION



                    In testimony whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City this 14/th/ day of November, A.D. 1997.


                    __________________________________________________
                                   Secretary of State


                    By: ______________________________________________

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA

                         CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

     WHEREAS, The Certificate of Incorporation duly signed and verified of SLURRY EXPLOSIVE CORPORATION has been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                    Filed at the City of Oklahoma City this 12th day of October, A.D., 1988



                                /s/ Hannah D. Atkins
                    --------------------------------------------------
                                 Secretary of State


                    By:         /s/ Vickie L. Courtney
                       -----------------------------------------------

                         CERTIFICATE OF INCORPORATION
                                OF OCT 12 1988
                         SLURRY EXPLOSIVE CORPORATION
                         ----------------------------

To the Secretary of State
Of the State of Oklahoma:

     The undersigned, in order to form a corporation pursuant to the provisions of the Oklahoma General Corporation Act (the "Act"), certifies as follows:

                                Article 1: Name
                                ---------------

     The name of the Corporation is:

                         SLURRY EXPLOSIVE CORPORATION

                    Article 2: Registered Office and Agent
                    --------------------------------------

     The address of the Corporation's registered office in the State of Oklahoma is 16 South Pennsylvania, Oklahoma City, Oklahoma County, Oklahoma 73107, and the name of its registered agent at that address is Larry McLane.

                              Article 3: Duration
                              -------------------

     The Corporation shall have perpetual existence.

                              Article 4: Purpose
                              ------------------

     The Corporation's purpose shall consist of doing all things and performing all acts permitted a general corporation under the Act.

                         Article 5: Authorized Capital
                         -----------------------------

     The Corporation shall have the authority to issue 10,000 shares of voting common stock, with a par value of $1.00 per share.

                            Article 6: Incorporator
                            -----------------------

     The name and address of the incorporator is John C. Andrews, 500 W. Main, Oklahoma City, Oklahoma 73102.

                             Article 7: Directors
                             --------------------

     The Corporation shall have the number of directors as specified from time to time pursuant to the provisions of the Corporation's bylaws.

                               Article 8: Bylaws
                               -----------------

     The Corporation's directors shall have the power and authority to adopt, alter, repeal and amend the Corporation's bylaws.

                     Article 9: Compromise or Arrangement
                     ------------------------------------

     Whenever the Corporation proposes a compromise or arrangement between the Corporation and its creditors, its shareholders, or any class of its creditors or shareholders, any court of equitable jurisdiction within Oklahoma in a summary way may order a meeting of the creditors, shareholders or class of creditors or shareholders, as applicable, on the application of the Corporation, any creditor or shareholder of the Corporation, any receiver or receivers appointed for the Corporation pursuant to Section 1106 of the Act, any trustee or trustees in dissolution of the Corporation, or any receiver or receivers appointed for the Corporation pursuant to Section 1100 of the Act. If a majority in number representing three-fourths in value of the creditors, shareholders, or class of creditors or shareholders, as applicable, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of any compromise or arrangement, the compromise or arrangement and the reorganization (if sanctioned by the court) shall bind the Corporation and all of the shareholders, creditors or class of creditors or shareholders of the Corporation, as applicable.

                         Article 10: Appraisal Rights
                         ----------------------------

     The appraisal rights afforded in Section 1091 of the Act, subject to the duties and limitations set forth in that section, shall attach to any proposed amendment to this Certificate of Incorporation which attempts to impose, directly or indirectly, personal liability for the debts of the Corporation on any shareholder or shareholders.

                             Article 11: Liability
                             ---------------------

     The directors of the Corporation shall have limited personal liability to the full extent permitted by the Act, as now in effect or later amended, or otherwise permitted by the law. Specifically and without limiting the foregoing provision, the directors of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages as a result of any breach of fiduciary duty, except for (a) a breach of the director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) a violation of Section 1053 of the Act, or (d) a transaction from which the director derived an improper personal benefit.

                          Article 12: Indemnification
                          ---------------------------

     The Corporation may indemnify any and all persons whom it shall have the power to indemnify under the Act, to the full extent permitted by the Act, from and against any and all of the expenses, liabilities and other items specified by the Act, and the indemnification allowed by this Article 1.2 shall not operate to exclude any other rights under the Bylaws of the Corporation, any agreement, any vote of the shareholders or directors, or otherwise, both as to any action in an official capacity and as to any action in another capacity while holding office. The indemnification allowed by this Article 12 shall continue as to a person who has ceased to serve as a director, officer, employee or agent and shall inure to the benefit of the person's heirs, executors and administrators.

     Executed on this 12/th/ day of October, 1988.


                                /s/ John C. Andrews
                               -------------------------------------------------
                               JOHN C. ANDREWS


STATE OF OKLAHOMA   )
                    )    SS:
COUNTY OF OKLAHOMA  )

     This instrument was acknowledged before me on this 12/th/ day of October, 1988, by John C. Andrews.


                               /s/ Nanette Morris
                               -------------------------------------------------
                               Notary Public
My Commission Expires:

       10-2-91
(SEAL)

FEE: $25.00

                                    CHANGE
                                      OF
                               REGISTERED AGENT
                                      AND
                                  LOCATION OF
                               REGISTERED OFFICE
                                      OF
                         SLURRY EXPLOSIVE CORPORATION
                            AN OKLAHOMA CORPORATION


TO:  THE OKLAHOMA SECRETARY OF STATE
     101 State Capitol
     Oklahoma City, OK 73105

     Slurry Explosive Corporation, an Oklahoma corporation (the "Corporation"), for the purpose of changing its registered agent and registered office pursuant to Section 1023 of the Oklahoma General Corporation Act, hereby certifies:

1.   That the location of the registered office of the Corporation is:

    16 South Pennsylvania Avenue  Oklahoma City    Oklahoma  73107
------------------------------------------------------------------
     Street Address                  City       County   Zip Code

2. That the name of the registered agent at such address upon whom process against the Corporation may be served is:

    David M. Shear
--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President and attested by its Asst. Secretary, this 26th day of September, 1995.

SLURRY EXPLOSIVE CORPORATION



       /s/ Tony M. Shelby                    Tony M. Shelby
-------------------------------          ---------------------------------------
by             Vice President                (Please print name)
               ----

ATTEST:

       /s/ David M. Shear                    David M. Shear
-------------------------------          ---------------------------------------
by             Asst. Secretary               (Please print name)
               ----

                            OKLAHOMA TAX COMMISSION
                               STATE OF OKLAHOMA
                              2501 LINCOLN BLVD.
                         OKLAHOMA CITY, OKLAHOMA 73194

ROBERT E. ANDERSON, Chairman             BUSINESS TAX DIVISION
ROBERT V. CULLISON, Vice-chairman        REGISTRATION SECTION
DON KILPATRICK, Sec'y-member             (405) 521-3161
                                         FEI:  731330903

                          BOA                 10/19/95
SECRETARY OF STATE
ROOM 101, STATE CAPITOL BUILDING
OKLAHOMA CITY, OK. 73105

RE:  SLURRY EXPLOSIVE CORPORATION


QUALIFICATION DATE: 10/12/88

DEAR SECRETARY:

THIS IS TO CERTIFY THAT THE FILES OF THIS OFFICE SHOW THE REFERENCED CORPORATION HAS FILED A FRANCHISE TAX RETURN FOR THE FISCAL YEAR ENDING JUNE 30, 1996 AND HAS PAID THE FRANCHISE TAX AS SHOWN BY SAID RETURN.

NO CERTIFICATION IS MADE AS TO ANY CORPORATE FRANCHISE TAXES WHICH MAY BE DUE BUT NOT YET ASSESSED, NOR WHICH HAVE BEEN ASSESSED AND PROTESTED.

THIS LETTER MAY NOT THEREFORE BE ACCEPTED FOR PURPOSES OF DISSOLUTION OR WITHDRAWAL.


SINCERELY,

OKLAHOMA TAX COMMISSION


BUSINESS TAX DIVISION

REGISTRATION SECTION